UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): SEPTEMBER 28, 2004

MIDWEST BANC HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

501 W. NORTH AVENUE		60160
MELROSE PARK, ILLINOIS		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Departure of Director and Principal Officer

On September 28, 2004, Midwest Banc Holdings, Inc. (the “Company”) and its subsidiary, Midwest Bank and Trust Company (the “Bank”), announced the retirement of Brad A. Luecke, President, CEO and Director of the Company and the Bank. The effective date of Mr. Luecke’s retirement is October 6, 2004. Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

Item 5.02(c) Appointment of Principal Officer

On September 28, 2004, James J. Giancola (56) was appointed President and CEO of the Company and the Bank. Mr. Giancola was President of Fifth Third Bank, Indiana (NASDAQ ticker symbol FITB). Prior to that, he was President and CEO of CNB Bancshares (formerly NYSE ticker symbol BNK). CNB Bancshares was a seven billion dollar bank holding company in Evansville, Indiana, with operations in five Midwest states. CNB was acquired by Fifth Third Bank in 1999. Prior to his tenure at CNB, Mr. Giancola was President of Gainer Bank, located in Nortwest Indiana. Mr. Giancola has entered into an employment agreement with the Company. The material terms of the agreement are unavailable at this time, but will be filed as an amendment to this filing. Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

Item 5.02(d) Election of Director

On September 28, 2004, James J. Giancola (56) was elected by the Board of Directors to serve as a Director of the Company and the Bank. Mr. Giancola was President of Fifth Third Bank, Indiana. Prior to that, he was President and CEO of CNB Bancshares. CNB Bancshares was a seven billion dollar bank holding company in Evansville, Indiana, with operations in five Midwest states. CNB was acquired by Fifth Third Bank in 1999. Prior to his tenure at CNB, Mr. Giancola was President of Gainer Bank, located in Nortwest Indiana, Mr. Giancola has entered into an employment agreement with the Company. The material terms of the agreement are unavailable at this time, but will be filed as an amendment to this filing. Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Date: September 29, 2004		Senior Vice President and Chief Financial Officer